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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus of Telewest Global Incorporated and NTL Incorporated that is made a part of the Registration Statement (Form S-4 No. 333-            ) of Telewest Global Incorporated dated December 14, 2005 and to the incorporation by reference therein of our report dated March 16, 2005, (except Note 21, as to which the date is April 8, 2005 and Notes 1(c) and 4(b), as to which the date is September 5, 2005), with respect to the consolidated financial statements and schedules of NTL Incorporated, included in its Form 10-K/A Amendment No. 3 for the year ended December 31, 2004, and our report dated March 16, 2005, with respect to NTL Incorporated management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of NTL Incorporated, included in its Annual Report (Form 10-K) for the year ended December 31, 2004, each filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
London, England
December 14, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm